                                  [LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT

To the Partners
Mobile Imaging Consortium - Maine
Mobile Imaging Consortium - New Hampshire

We have audited the accompanying combined balance sheets of Mobile Imaging Consortium, consisting of Mobile Imaging Consortium - Maine (A Maine Limited Partnership) and Mobile Imaging Consortium - New Hampshire (A Maine General Partnership), as of December 31, 1996 and 1995, and the related combined statements of income, partners' capital accounts and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Mobile Imaging Consortium as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in accordance with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The combining details appearing in conjunction with the combined financial statements are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such additional information has been subjected to the auditing procedures applied in our audits of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.



                                       /s/ Baker Newman & Noyes

January 20, 1997                       Baker Newman & Noyes
                                       Limited Liability Company




                                      F-1